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                                                                   EXHIBIT 10.43

                             THE SLED DOGS COMPANY

                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into effective as of April 1, 1997, by and between Kent Rodriguez (hereinafter referred to as "Employee") and Sled Dogs Company, a Colorado corporation (hereinafter referred to as the "Company").

                                    RECITALS

     A. The Company is duly organized and operated under the laws of the State of Colorado and is engaged in the business of the manufacture, marketing and sale of a snowskate marketed and sold under the trademark "Sled Dogs."

     B. Employee is currently employed by the Company and performs the duties and responsibilities described herein.

     C. The Company desires to continue the retention of Employee for the position and to perform the duties and responsibilities described herein.

     D. The parties desire to evidence the existing employment arrangement of Employee and to enter into certain additional agreements as set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1. Employment. The Company hereby continues the employment of Employee, and Employee hereby accepts such continued employment from the Company, upon the terms and conditions set forth in this Agreement. Employee agrees to devote all time necessary to such employment as the Company shall direct. Such employment shall be on a full-time basis and Employee shall not engage in any other activities which materially interfere with Employee's performance of the duties and responsibilities of Employee's position with the Company under this Agreement.

     2. Term. The employment of the Employee shall continue until March 31, 1998 (the "Initial Term") unless earlier terminated pursuant to paragraph 11 hereof. Upon the expiration of the Initial Term of Employee's employment hereunder and on each anniversary of such expiration, the term of employment of Employee shall automatically renew for successive terms of one year each unless either party has given the other written notice of nonrenewal as provided in paragraph 11 or unless earlier terminated pursuant to paragraph 11.





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     3.   Compensation.

          (a) Base Salary. For all services rendered by Employee under this Agreement, the Company shall pay Employee an annual base salary, determined on a calendar year basis ("Base Salary"), to be determined from time to time by the Board of Directors. The initial Base Salary of Employee shall be the amount set forth on Exhibit A hereto. The Base Salary shall be payable in accordance with the payroll procedures of the Company then in effect, subject to normal and customary withholding. The Base Salary may be adjusted from time to time by the Board of Directors on the basis of the value of Employee's services to the Company and for unusual absences because of illness or accident or leaves of absence.

          (b) Bonuses. In addition to the Base Salary, Employee shall be entitled to receive such bonus compensation as may be determined to be payable by the Board of Directors of the Company from time to time in the exercise of its sole discretion.

     4. Employee's Position and Duties. Employee shall be employed on behalf of the Company with the title and duties set forth on Exhibit A hereto. Subject to paragraph 1 hereof, Employee shall devote his full business time and attention to the business of the Company and to the furtherance of the Company's best interests. Employee further agrees that he will perform such acts and duties as the Company may assign to him in the Company's discretion; provided, however, that notwithstanding anything contained in this Agreement to the contrary, in no event shall Employee be required to perform any duties which are unlawful. Employee agrees that he will at all times faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the Company.

     5. Working Facilities. The Company shall furnish Employee with a private office, secretarial assistance, and such other facilities and services as are considered customary, consistent with his position and adequate for the proper performance of his duties.

     6.   Benefits.

          (a) General. Employee shall receive all of the customary benefits as offered to employees of the Company generally from time to time. The cost of such benefits shall be borne by the Company unless otherwise determined by the Board of Directors. Employee shall be entitled to receive such additional benefits not available generally to employees of the Company as may from time to time be determined by the Board of Directors.

          (b) Insurance. The Company shall provide to Employee and dependents of Employee at the expense of the Company major medical, hospital, surgical and dental and long-term disability benefits and insurance.





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     7. Non-Liability of the Company. All matters of eligibility for coverage or benefits under any plan or plans of health, hospitalization, life or other insurance shall be determined in accordance with the provisions of such insurance policies. The Company shall not be liable to the Employee, his family, heirs, executors, personal representatives or beneficiaries, for any payment payable or claimed to be payable under any plan of insurance or benefit plan.

     8. Expenses. In the event that Employee incurs any expenses in the performance of the duties on behalf of the Company, the Company shall reimburse Employee for such expenses in accordance with its customary reimbursement policies and procedures in effect from time to time.

     9. Vacations. Employee shall be entitled each calendar year to four weeks of vacation time, provided that such Employee shall arrange any vacations to avoid seriously interfering with the business of the Company.

     10. Leaves of Absence. The Company may, from time to time, approve leaves of absence with full or partial payment of salary and/or expenses for other purposes in the sole and absolute discretion of the Board of Directors.

     11. Termination. The employment of Employee hereunder may be terminated as follows:

         (a) Upon expiration of the Initial Term of Employee's employment hereunder and each anniversary thereof, the term of employment of Employee shall automatically renew for successive terms of one year each unless either party has given the other written notice of nonrenewal not fewer than 30 days prior to any such date.

         (b) By the Company without cause, for any reason or no reason, provided that Employee shall receive notice of such termination and severance payments equaling six months in the aggregate as provided in paragraph 12 below.

         (c) Automatically upon death of Employee; or

         (d) Automatically upon disability of Employee (as defined in and determined under paragraph 11(f) hereof; or

         (e) Immediately by the Company for "cause" upon written notice by the Company to Employee. For purposes of this Agreement, "cause" shall mean:

             (i) Failure to Comply with Policies. The willful and continual failure or refusal by Employee to comply with the policies, standards and regulations of the Company as established from time to time by the Board of Directors of the Company, after a written demand for compliance is delivered to Employee that specifically identifies the manner in which the Company believes that Employee is not complying, and Employee has failed to




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commence or resume compliance on a continuous basis within seven (7) days of receiving the demand; or

               (ii) Injurious Conduct. Willfully engaging in conduct which is demonstrably and materially injurious to the financial condition or business reputation of the Company; or

               (iii) Failure to Perform. The willful and continual failure or refusal by Employee to substantially perform his duties hereunder (other than any such failure resulting from his disability), after a written demand for substantial performance is delivered to Employee that specifically identifies the manner in which the Company believes that Employee has not substantially performed his duties, and Employee has failed to resume substantial performance of his duties on a continuous basis within twenty (20) days of receiving such demand.

          (f) Determination of Disability. Employee shall be deemed to be disabled for purposes of this Agreement on such date as: (i) Employee is eligible for and receiving disability benefits under any disability insurance policy; (ii) Employee is eligible for and receiving disability benefits under the Social Security Act; or (iii) the Company, in the sole and absolute discretion of the Board of Directors of the Company, determines that Employee is disabled (for this purpose, the Company may rely on the opinion of one or more licensed physicians).

     12. Obligation of the Company Upon Termination of Employment.

         (a) Termination Upon Notice of Nonrenewal or Without Cause by the Company. If the Company at any time gives a notice of nonrenewal or terminates the employment of Employee without cause under paragraph 11 hereof, the Company shall be obligated to continue the Base Salary and benefits of Employee then in effect for a period of three months or such lesser time as is the difference between the time period of any notice given to Employee and twelve months (e.g., if the Company gives Employee 2 months notice of such termination, the Company is obligated to continue Employee's Base Salary and benefits for a period of 1 month following termination of employment).

         (b) Termination Upon Notice By Employee. Upon termination of employment by Employee by notice of nonrenewal under paragraph 11(a) or otherwise, the Company shall be obligated to pay Employee the Base Salary and benefits then in effect through the effective date of termination (determined on a prorated annual basis).

         (c) Termination Under Death. If employment of Employee is terminated upon death of Employee under paragraph 11(c) hereof, the Company shall be obligated to pay to the estate of Employee the unpaid Base Salary up to and including the date of death.





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          (d) Termination Upon Disability. If the employment of Employee is terminated upon disability of Employee under paragraph 11(d) hereof, the Company shall be obligated to pay Employee the Base Salary and benefits then in effect through the date of determination of disability.

          (e) Termination for Cause. Upon termination of employment of Employee under paragraph 11(e) hereof, the Company shall be obligated to pay Employee his Base Salary and benefits then in effect through the date of termination.

          (f) COBRA. Notwithstanding a provision herein to the contrary, continuation of medical benefits will be offered to Employee by the Company beyond the date of termination of employment as required by The Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"). The Company will continue to contribute funds toward the cost of benefits at the same level as provided other employees who are currently employed by the Company for the same benefits through any mandatory continuation of coverage period as required by COBRA.

     13.  Restrictive Covenants.

          (a) In consideration of the severance payments granted to Employee under paragraph 12(a) hereof (which were unavailable to Employee prior to the date hereof), and the benefits granted to Employee pursuant to Section 14 hereof, during the term of his employment by the Company hereunder, Employee shall not, without the prior written consent of the Company, engage, as a proprietor, partner, employee, officer or holder of a five percent (5%) or greater equity interest, in any business or in any activities in competition with the business of the Company. The foregoing covenant not to compete shall also apply following termination of Employee's employment by the Company hereunder until a date twelve (12) months after such termination, insofar as such activities of Employee may during such period relate to the business of the Company as of the date of termination of employment. Employee expressly agrees and acknowledges that the covenant not to compete is reasonable both as to time and to area and is necessary for the Company's protection because of the nature and scope of the business of the Company and of Employee's employment with the Company. Employee also expressly agrees and acknowledges that any breach of the covenant not to compete contained herein would injure the Company irreparably and therefore the Company may, in addition to pursuing any and all remedies provided by law, obtain an injunction against Employee restraining any violation of the covenant not to compete. The period, the area and the scope of the restrictions on Employee's activities are divisible so that if any provision of the restriction is invalid, that provision shall be automatically modified to the extent necessary to make it valid.

          (b) For a period of twelve (12) months after termination of his employment with the Company for any reason, neither Employee nor any business of which he is a proprietor, partner, principal officer or significant equity owner shall employ any person who possesses confidential or proprietary business, technical or customer information of the




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Company or any of its subsidiaries, and who is presently an employee or becomes an employee of the Company or any of its subsidiaries while Employee is so employed, without the written consent of the Company, which shall not be unreasonably withheld; and during such period Employee will refrain from any action intended to influence or result in the employment of any such persons by any business with which Employee is otherwise employed, affiliated or has an ownership interest.

     14. Stock Options. Employee has been granted certain stock options from the Company, which stock options were scheduled to vest on the date(s) specified in the agreements granting said options (the "Option Agreements"). The Option Agreements are hereby modified as follows:

         (a) Accelerated Vesting. The rights granted in the Option Agreements will fully vest on the earlier of (a) six-months from the date of this Agreement, or (b) the scheduled maturity date.

         (b) Exercise Price. The Option Agreements are hereby amended to provide for an exercise price of twenty-five cents ($0.25) per share.

     15. Corporate Property/Confidentiality. Regardless of the circumstances of the termination of employment, Employee shall not communicate to any person, firm or corporation any confidential knowledge or trade secrets which he might from time to time acquire with respect to the business of the Company. Upon termination of employment, Employee shall not remove any files, documents, or any other property of the Company relating to the business of the Company from the Company's place of business.

     16. Violations. In the event of the violation or anticipated violation of this Agreement by Employee, the Company may, in addition to other remedies available to it, obtain an injunction to prohibit such violation. The dispute may be judicially determined; or in the alternative, if both parties agree, the matter may be submitted to arbitration (and if so submitted such arbitration shall be binding and non-appealable) pursuant to the rules of the American Arbitration Association, provided that such arbitration shall not restrict the Company's right to obtain an injunction or continue an injunction previously obtained. The parties hereto acknowledge and agree that an injunction is a proper, but not exclusive, remedy available to the Company, and that the harm from any violation of the covenants set forth herein would be irreparable and immediate.

     17. Relationship of Parties. The relationship between the Company and Employee is that of an employer and employee.

     18. No Vested Interests. Nothing herein contained shall be construed to give Employee any interest in the tangible or intangible assets of the Company or any ownership interest or right to receive any ownership interest in the Company.




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     19. Communication to the Company. From the time this Agreement commences until the termination hereof, Employee shall communicate and channel to the Company all knowledge regarding business opportunities which could concern or be in any way beneficial to the business of the Company, whether acquired by Employee before or during the term of this Agreement; provided, however, that nothing hereunder shall be construed as requiring such communications where the information is lawfully protected from disclosure. Any such information communicated to the Company shall be and remain the property of the Company, notwithstanding subsequent termination of this Agreement.

     20. Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered personally or sent by registered or certified mail to the residence of Employee as shown on the books and records of the Company or to the principal office of the Company, as the case may be.

     21. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements.

     22. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and the applicable public policies of the State of Minnesota. Accordingly, the terms of this Agreement are determined to be severable, and if any particular portion shall be adjudicated or determined to be invalid or unenforceable, such determination shall only apply to that portion of the Agreement and the remaining portion of the Agreement shall nevertheless be enforceable to the fullest extent permissible under the laws and public policies applying thereto.

     23. Notification of Contract. No waiver of any breach or violation hereof shall be implied from forbearance or failure by any party to take action thereon. No waiver or modification of this Agreement or any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith.

     24. Choice of Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder should be construed in accordance with, under and pursuant to the laws of the State of Minnesota, and that any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Minnesota shall be applicable and shall govern to the exclusion of the laws of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted. Further, the parties hereby agree that the venue for any action brought by either party against the other shall be in the District Court in and for the City and County of Ramsey, or other court of competent jurisdiction, and any other venue is hereby waived. The prevailing party to any dispute arising out of this Agreement shall be entitled to recover from the non-prevailing party all reasonable attorneys' fees and costs connected with such action.



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     25. Inurement. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. The rights and benefits of Employee under this Agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer, except as otherwise provided.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date set forth below effective as of the day and year first above written.

                                     "THE COMPANY"

                                     THE SLED DOGS COMPANY,
                                     a Colorado corporation


                                     By: ______________________________________
                                      Title: __________________________________

                                     Date: ____________________________________


                                     "EMPLOYEE"


                                     _________________________________________
                                     Kent Rodriguez

                                     Date:_____________________________________




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